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                                                                   EXHIBIT 10.27

                                    SUBLEASE



This sublease is made as of this 4th day of September, 1996 by and between SHAWMUT MORTGAGE COMPANY, with an address c/o Corporate Properties, One Federal Street, MA/OF/0803, Boston, Massachusetts 02211 ("landlord") and DAWN SPECIAL SYSTEMS, a _______________ corporation, with an address of 40 Jabaltre Lane, Avon, Connecticut 06110 ("tenant").


                              PRELIMINARY STATEMENT



Tenant desires to lease certain premises from landlord, and landlord desires to lease certain premises to tenant upon the terms and conditions herein set forth.

The following capitalized terms shall have meaning set forth below:

PREMISES Approximately 1,784 square feet on the third floor at 433 South Main Street, West Hartford, Connecticut, as shown on the plan attached hereto as Exhibit A.

MONTHLY FIXED RENT:     $2,378.00/Mo.

TENANT'S PERCENTAGE     N/A

COMMENCEMENT DATE:      July 1, 1996

TERM:                   July 1, 1996 - September 30, 1998

EXPIRATION DATE:        September 30, 1998

LANDLORD'S WORK:        Repaint the premises, shampoo carpets.  Create framed
                        second entrance.  Erect demising wall.

FURNITURE USE:          During the term of the lease, Dawn Special Systems shall
                        have the use of the furniture outlined on Exhibit B attached hereto.

SECURITY DEPOSIT:       $4,757.32. The security deposit shall be held and may be
                        applied at landlord's reasonable discretion as security against (A) the performance of tenant's obligation under this lease, and (B) the return of the furniture in its present condition, minor wear and tear excepted.

PRIMARY LEASE:          Office lease, dated January 27, 1994, by and between
                        Corporate Center West Associates, as landlord, and
                        Shawmut Mortgage Company, as tenant.

Therefore, in considering of the mutual covenants herein contained, the parties agree as follows:
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                                   ARTICLE ONE
                             DESCRIPTION OF PREMISES


Landlord leases to tenant, and tenant leases from landlord the premises to be used for general office purposes and no other use.


                                   ARTICLE TWO
                                      TERM


The term of this sublease shall commence on the commencement date and shall continue thereafter until the expiration date, provided however that this sublease shall terminate upon the termination of the primary lease if such termination is prior to the expiration date. At tenant's request, landlord may permit tenant to occupy so much of the premises as tenant wishes to occupy prior to the commencement date. Landlord will cooperate with tenant in order to facilitate tenant's moving into the premises. If tenant occupies the premises prior to the commencement date with landlord's permission, all of the provisions of this lease will be in effect from the beginning of the occupancy; however, rent otherwise due under this lease will be abated up to the commencement date.


                                  ARTICLE THREE
                                      RENT


For the period of July 1, 1996 through August 31, 1996 there shall be no base rent due and payable. For the period of September 1, 1996 through September 30, 1998 and monthly fixed rent shall be payable in equal monthly installments of TWO THOUSAND THREE HUNDRED SEVENTY EIGHT AND 00/100 ($2,378.00) DOLLARS in advance on the first day of each month of the term. Tenant will pay the monthly fixed rent without deduction or demand to landlord at its address set forth above.


                                  ARTICLE FOUR
                         SERVICES AND PROPERTY CONDITION


Heat, light and air-conditioning, janitorial service and other services will be provided to tenant on the same basis as provided to other portions of the office where the premises are located. Tenant, having inspected the premises, accepts same in "as is" condition. Tenant shall look solely to the landlord under the primary lease for all utilities, services and landlord repair and maintenance with respect to the premises. Tenant shall repair any damage to the premises caused by the negligence or misuse of tenant, its employees, agents, customers, suppliers, invitees or visitors. Tenant shall make no alterations or modifications to the premises, structural or non structural, without landlord's prior written consent. Upon the expiration date or earlier termination of this sublease, tenant shall, without further demand or notice, return the premises to landlord broom-clean and in good condition and repair, free of trash and debris, reasonable wear and tear excepted. Any personal property not removed by tenant shall be deemed abandoned.
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                                  ARTICLE FIVE
                                  PRIMARY LEASE


Attached hereto is a copy of the primary lease with the rental information deleted. Tenant acknowledges that it is familiar with the terms of the primary lease, to which this sublease is subject and subordinate. Except to the extent inconsistent with the terms hereof, all of the terms, covenants and conditions in the primary lease shall be applicable to this lease and the premises with the same force and effect as if landlord were the landlord under the primary lease and tenant were the tenant thereunder, and in case of any default or breach by tenant in the observance or performance of any such term, covenant or condition on its part to be observed or performed under or by virtue of the primary lease, landlord shall have all of the rights against tenant as would be available to landlord against tenant under the primary lease by reason of such breach.

Without limiting the foregoing, the following provisions shall not be incorporated into this sublease: sections 13, 51, 52 and the second sentence of section 53. For the purposes of this sublease only, the provisions of the primary lease shall be deemed amended so as to delete therefrom those time periods for tenant's performance time periods set forth in Column B hereof (but nothing herein shall be deemed to reduce the applicable time periods for the performance by the primary landlord of its obligations under the primary lease):

      A                                         B
      -                                         -
If the number of days for tenant's          The number of days for the tenant's
performance under the primary               performance under this sublease
lease is:                                   shall be:

                         3...........................2
                         5...........................3
                         10..........................7
                         15.........................10
                         30.........................20
                         60.........................45
                         90.........................60
                         120........................90


                                   ARTICLE SIX
                                  NO FORFEITURE


Neither tenant nor landlord shall do or permit anything to be done which would cause the primary lease to be germinated by the landlord thereunder or forfeited.


                                  ARTICLE SEVEN
                            ASSIGNMENT AND SUBLETTING


Tenant shall not have the right to assign or sublease the premises without the prior written consent of landlord, which the landlord may withhold in its reasonable discretion.
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                                  ARTICLE EIGHT
                                     BROKER


Tenant and landlord each represent to the other that it death with no broker or brokers in connection with the negotiations, execution and delivery of this lease other than Hurwit & Simons.. Fleet Bank shall be responsible to pay such brokers pursuant to the terms of a separate agreement. Each party shall indemnify the other for all costs and damages incurred in connection with a breach by the indemnifying party with respect to such representation. This article shall survive the expiration or termination of this sublease.


                                  ARTICLE NINE
                                  MISCELLANEOUS


This sublease fully sets forth the understandings of the parties with respect to the premises, and this sublease shall not be changed or terminated orally or in any manner other than by written agreements signed by the parties. Any notice or demand which either party may or must give to the other under this sublease shall be in writing and delivered personally or sent by certified mail address to the addresses set forth above. Either party may, by such notice to the other, direct that future notices or demands be sent to a different address. The covenants and agreements in this sublease shall bind and inure to the benefit of landlord and tenant and their respective successors and permitted assigns.

This sublease shall take effect as a sealed agreement as of the date first written above.


FLEET MORTGAGE CORP.                DAWN SPECIAL SYSTEMS

By:_____________________________    By:_____________________________
   Name:  Rich F. Carmon               Name:  Warren K. Novick
   Title: Broker-In-Charge             Title: Chairman


The master landlord's acceptance of the terms contained herein shall not diminish or alter the terms of the primary lease.


CORPORATE CENTER WEST ASSOCIATES


By:_____________________________
   Name:  Robert A. Simons
   Title: General Partner